Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the BP p.l.c. Deferred Annual Bonus Plan 2005 of our report dated February 9, 2004, with respect to the consolidated financial statements and schedule of BP p.l.c. included in its Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

London, England	/s/ Ernst & Young LLP
March 22, 2005